UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2010

Commission file numbers: 333-82084-01
                                         333-82084

PAPERWEIGHT DEVELOPMENT CORP.	APPLETON PAPERS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 2, 2010, Appleton Papers Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with NEX Performance Films Inc. (“Buyer”), an entity affiliated with Mason Wells Buyout Fund II, Limited Partnership (“Mason Wells”), pursuant to which the Company has agreed to sell, and Buyer has agreed to purchase, all of the outstanding capital stock of American Plastics Company, Inc. and New England Extrusion Inc. for a cash purchase price of $58,000,000. Of the $58,000,000 purchase price, $56,000,000 will be paid to the Company at closing and $2,000,000 will be held in escrow on behalf of the Company for 12 months to satisfy potential claims under the Stock Purchase Agreement. The Stock Purchase Agreement contains customary representations and warranties, indemnification provisions and closing conditions. The Stock Purchase Agreement contains termination rights, including provisions that provide each party with the right to terminate the Stock Purchase Agreement if the closing has not occurred on or prior to July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 8, 2010

Paperweight Development Corp.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010

Appleton Papers Inc.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Controller